SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       November 29, 2000

                               Chart Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11442	34-1712937
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

       5885 Landerbrook Drive, Suite 150, Cleveland, Ohio             44124
(Address of principal executive offices)                                (Zip Code)

Registrant's telephone number, including area code:            (440) 753-1490

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On November 29, 2000, Chart Industries, Inc. (the "Company") entered into the Series 1 Incremental Revolving Credit Agreement providing for incremental revolving credit loans up to $7.5 million in addition to loans available under the Company's $300 million existing consolidated multi-currency credit and revolving loan facility. The incremental revolving credit loans are secured by the same collateral as the $300 million consolidated multi-currency credit and revolving loan facility. This description of the incremental revolving credit facility is qualified in its entirety by reference to Exhibit 10.1 attached hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

10.1	Series 1 Incremental Revolving Credit Agreement, dated as of November 29, 2000, among the Company, the Subsidiary Borrowers, the Subsidiary Guarantors, the Series 1 Lenders signatories thereto, and The Chase Manhattan Bank, as Administrative Agent.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date: December 12, 2000	By:	/s/ Don A. Baines
Don A. Baines
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Series 1 Incremental Revolving Credit Agreement, dated as of November 29, 2000, among the Company, the Subsidiary Borrowers, the Subsidiary Guarantors, the Series 1 Lenders signatories thereto, and The Chase Manhattan Bank, as Administrative Agent.